UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2009

DIONICS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

65 Rushmore Street
Westbury, New York	11590
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:    (516) 997-7474

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 8, 2009, Dionics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “CML Stock Purchase Agreement”) with Central Mega Limited, a British Virgin Islands corporation (“CML”), and Bernard Kravitz (“Kravitz”), pursuant to which at closing CML will purchase an aggregate of 13,000,000 shares of common stock of the Company at a purchase price of $0.04 per share, consisting of 11,000,000 authorized but previously unissued shares of common stock of the Company and 2,000,000 previously issued shares of common stock owned by Kravitz.  As a result, at closing, CML will own 13,000,000 shares of common stock representing approximately 62.1% of the outstanding shares of common stock of the Company.

Pursuant to the CML Stock Purchase Agreement, at closing, the number of directors shall be set at three and CML shall have the right at closing to designate two persons to serve on the Board.  In addition,  the closing  shall be subject to certain other conditions including but not limited to (i) the Company and Kravitz entering into a two year employment agreement pursuant to which Kravitz will agree to continue to serve as President and Chief Executive Officer of the Company, (ii) CML, the Company and Kravitz entering into a Put Option Agreement granting Kravitz the option to sell to CML a maximum of 1,000,000 shares of common stock on certain terms and conditions, (iii) Kravitz agreeing to terminate a previously executed deferred compensation agreement dated as of August 1, 1975, as amended, and (iv) Kravitz and the Company agreeing to certain revisions to a certain convertible promissory note issued to Kravitz on May 1, 2009.

The CML Stock Purchase Agreement provides that the closing will occur upon satisfaction or waiver of the conditions precedent as described therein but in no event later than October 30, 2009 unless extended by mutual agreement of the parties.

Other than in respect of the aforesaid agreement and except as otherwise described in previously filed reports with the Securities and Exchange Commission with respect to the relationship between the Company and Kravitz, the Company’s President and Chief Executive Officer, there is no material relationship between the Company and its affiliates and each of the parties to the CML Stock Purchase Agreement.

The foregoing description of the CML Stock Purchase Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Stock Purchase Agreement dated as of October 8, 2009 by and among Dionics, Inc., Central Mega Limited and Bernard Kravitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONICS, INC.

(Registrant)

Dated:  October 13, 2009

By:  /s/ Bernard L. Kravitz

Name:Bernard L. Kravitz

Title:  President

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